Confidential | for discussion purposes only GOLUB CAPITAL DIRECT LENDING CORPORATION EARNINGS PRESENTATION QUARTER ENDED MARCH 31, 2026

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including, without limitation, those caused by global health pandemics or other large scale events; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC (“GC Advisors”), our investment adviser, and other affiliates of Golub Capital LLC (collectively, “Golub Capital”); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevated levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics or other large scale events; turmoil in Ukraine, Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results – GDLC generated net investment income (“NII”) per share of $0.32, or an annualized NII return on equity1 of 8.7% during the quarter ended March 31, 2026. – Earnings (loss) per share of $(0.06) was impacted by market-wide credit spread widening and associated fair value adjustments driven by $(0.38) per share of net unrealized losses on investments, primarily resulting from fair value markdowns in GDLC’s highest performing portfolio companies (see page 7). – GDLC has achieved an inception-to-date IRR2 on NAV of 9.4% through March 31, 2026. – For the quarter ended March 31, 2026, we made new investment commitments of $8.5 million and the fair value of investments as of March 31, 2026 was $852.8 million. Overall, total investments in portfolio companies at fair value decreased by $0.6 million or 0.1%. – The annualized investment income yield3 for the three months ended March 31, 2026 was 9.5%, a decrease from 10.0% for the three months ended December 31, 2025. – Strong credit performance; 94% of the investments in our portfolio at fair value continue to have an Internal Performance Rating of 4 or higher as of March 31, 2026 and there were seven portfolio company investments on non-accrual. 1. Net investment income - return on equity is calculated as (a) net investment income after excise tax, if any, divided by (b) the daily average of total net assets. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning July 1, 2021 and ending March 31, 2026. The first investment in GDLC took place on July 1, 2021. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued Payment in Kind (“PIK”)/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value.

Financial Highlights

(Dollar amounts in 000s, except per share data)

	Quarter Ended				
Selected Financial Highlights	**March 31, 2025**	**June 30, 2025**	**September 30, 2025**	**December 31, 2025**	**March 31, 2026**
Net income (loss)	$11,344	$11,138	$11,691	$10,393	$(2,029)
Net investment income	11,535	11,731	12,109	12,043	11,643
Net realized/unrealized gain (loss)	(191)	(593)	(418)	(1,650)	(13,672)
Distributions declared	11,344	11,138	11,691	10,393	3,424

	Quarter Ended				
Per Share[1] and Return on Equity Statistics	**March 31, 2025**	**June 30, 2025**	**September 30, 2025**	**December 31, 2025**	**March 31, 2026**
Earnings (loss) per weighted average share	$0.34	$0.32	$0.32	$0.29	$(0.06)
Net investment income per weighted average share	0.35	0.34	0.33	0.33	0.32
Accrual (reversal) for capital gain incentive fee per weighted average share	(0.00)*	(0.00)*	(0.00)*	(0.00)*	(0.00)*
Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share[2]	0.35	0.34	0.33	0.33	0.32
Net realized/unrealized gain (loss) per weighted average share	(0.01)	(0.02)	(0.01)	(0.04)	(0.38)
Annualized return on equity – net income[3]	9.3%	8.5%	8.5%	7.6%	N/A
Quarterly return on equity – net income[4]	2.3%	2.1%	2.1%	1.9%	(0.4)%
Net asset value	$15.00	$15.00	$15.00	$15.00	$14.85

* Represents an amount less than $0.01

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company's Investment Advisory Agreement. The capital gain incentive fee payable for the period ended March 31, 2026, as calculated under the Investment Advisory Agreement is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
3. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
4. Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

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Portfolio Highlights - New Originations

- Total investments at fair value decreased by approximately (0.1)%, or $(0.6) million, during the three months ended March 31, 2026.
- Total investments in portfolio companies at fair value was $852.8 million at March 31, 2026.

	Quarter Ended				
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Select Portfolio Funds Roll Data (in millions)					
New Investment Commitments	$43.3	$65.5	$48.2	$32.7	$8.5
Exits and Sales of Investments	40.4	22.4	31.4	33.7	7.6
Net Funds Growth[1]	10.1	51.9	20.1	7.6	(0.6)
Asset Mix of New Investments					
Senior Secured	2%	8%	2%	8%	13%
One Stop	95%	89%	91%	91%	83%
Junior Debt[2]	—%	1%	5%	—%	—%
Equity and Other Investments	3%	2%	2%	1%	4%
Portfolio Rotation - Debt Investments					
Weighted average rate on new investments[3]	9.9%	9.1%	9.1%	8.4%	8.3%
Weighted average spread over the applicable base rate of new floating rate investments[4]	5.6%	5.0%	4.9%	4.7%	4.8%
Weighted average rate of sales and payoffs of portfolio investments[5]	10.5%	9.8%	10.1%	8.7%	9.4%
Weighted average fees on new investments	0.9%	0.6%	0.6%	0.6%	0.6%

1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net funding on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.
2. Junior Debt is comprised of subordinated debt and second lien loans.
3. Weighted average interest rate on new loan investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a Secured Overnight Financing Rate ("SOFR"), Prime or an applicable foreign base rate for loans denominated in foreign currency, the contractual rate is calculated using the current applicable base rate, the spread over the applicable base rate and the impact of any floor. For positions that have a SOFR and Prime rate option, the contractual rate is calculated using current SOFR at the time of funding, the spread over SOFR and the impact of any SOFR floor. For fixed rate loans, the contract rate is the stated fixed rate.
4. Weighted average spread over the applicable base rate of new floating rate loan investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR, Prime and applicable foreign base rates for loans denominated in foreign currency. For variable rate loans that have a SOFR and Prime rate option, the SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used.
5. Excludes the disposition of non-accrual assets, if any.

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6 $15.00 $0.32 ($0.09) $0.00* $(0.38) $14.85 December 31, 2025 NAV Net Investment Income Dividends Recorded in March 31, 2026 Quarter Net Realized Gain (Loss) on Investments and Foreign Currency Transactions Net Change in Unrealized Appreciation (Depreciation) on Investments and Foreign Currency Transactions March 31, 2026 NAV Unrealized Losses Drove a NAV per Share Decrease from December 31, 2025 Net Realized & Unrealized Loss: $(0.38) NAV Per Share Bridge * Represents an amount less than $0.01

7 7 – FOR INTERNAL USE ONLY – Spread Widening in High Performing Credits Primary Driver of NAV Decline Drivers of Net Change in Unrealized Depreciation Per Share Category Average Price1 Net Change in Unrealized Depreciation on Investments2, 3 Primary Driver 12/31/25 3/31/26 $ Per Share % to Total Internal Performance Ratings 4 and 5 (Performing At or Above Expectations) 99.8% 98.4% $(0.33) 87% Spread widening Internal Performance Rating 3 (Performing Below Expectations) 93.8% 91.8% $(0.04) 11% Spread widening, credit challenges Internal Performance Ratings 1 and 2 (Performing Materially Below Expectations) 60.5% 53.4% $(0.01) 3% Pre-existing credit challenges Total 99.4% 97.9% $(0.38) 100% Note: Percentages may not sum due to rounding. 1. Includes only debt investments held as of December 31, 2025 and March 31, 2026. Price reflects the fair value of debt investments as a percentage of the outstanding principal value by Internal Performance Rating category. 2. Net change in unrealized depreciation on investments reflects the net change in unrealized appreciation or depreciation on total debt and equity investments for the three months ended March 31, 2026 and excludes the change in unrealized appreciation or depreciation resulting from the translation of assets and liabilities in foreign currencies. 3. Based on weighted average shares outstanding for the three months ended March 31, 2026.

8 3% 1% 90% 6% Portfolio Highlights - Portfolio Diversity as of March 31, 2026 Investment Portfolio $853MM | 299 Portfolio Companies | Average Size 0.3% Portfolio Composition by Seniority 96% First Lien Diversification by Portfolio Company Top 10 Portfolio Companies 15% Top 25 Portfolio Companies 31% Remaining 274 Portfolio Companies 69% Avg Size 0.3% Floating, 99% Fixed, 1% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Software 29% Diversified Consumer Services 7% Healthcare Providers & Services 7% Insurance 7% Specialty Retail 6% Automobiles 6% Healthcare Technology 5% Commercial Services & Supplies 3% Hotels, Restaurants & Leisure 3% 32 industries below 3% First Lien Traditional Senior First Lien One Stop Junior Debt1 Equity 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as approximate percentages of the portfolio at fair value are labeled. All other industry segments are each below 3%.

9 12.3% 12.1% 11.0% 10.9% 10.5% 10.4% 10.0% 9.5% 11.9% 11.7% 10.7% 10.4% 10.2% 10.0% 9.6% 9.2% 4.0% 3.3% 3.4% 3.7% 3.3% 3.4% 3.5% 3.4% 8.3% 8.8% 7.6% 7.2% 7.2% 7.0% 6.5% 6.1% 5.3% 4.6% 4.3% 4.3% 4.3% 4.0% 3.7% 3.7% Investment income yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt⁴ 3-Month Secured Overnight Financing Rate ("SOFR") FY’24 Q 3 FY’24 Q 4 FY’25 Q 1 FY’25 Q 2 FY’25 Q 3 FY’25 Q 4 FY’26 Q 1 FY’26 Q 2 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% Portfolio Highlights - Economic Analysis 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash and accrued PIK/non-cash dividend income, but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

Portfolio Highlights - Portfolio Ratings

- 94% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of March 31, 2026, and seven portfolio company investments were on non-accrual, representing just 0.4% and 0.2% as a percentage of total investments at cost and fair value, respectively.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End					At Quarter End	
Rating	2021	2022	2023	2024	2025	December 31, 2025	March 31, 2026
5	0.0%	0.6%	0.2%	0.2%	6.4%	2.5%	2.6%
4	100.0%	97.9%	94.5%	96.1%	90.2%	91.5%	91.5%
3	0.0%	1.5%	5.3%	3.4%	3.4%	5.9%	5.7%
2	0.0%	0.0%	0.0%	0.3%	0.0%*	0.1%	0.2%
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower could be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%

GOLUB CAPITAL

Quarterly Statements of Financial Condition

	As of				
(Dollar amounts in 000s, except share and per share data)	**March 31, 2025** (unaudited)	**June 30, 2025** (unaudited)	**September 30, 2025** (audited)	**December 31, 2025** (unaudited)	**March 31, 2026** (unaudited)
Assets					
Investments, at fair value	$773,794	$825,734	$845,821	$853,435	$852,846
Cash, cash equivalents and foreign currencies	12,100	7,916	6,787	9,740	6,589
Restricted cash, cash equivalents and foreign currencies	15,870	22,829	13,957	17,666	15,862
Other assets	6,914	7,292	9,757	8,592	6,561
Total Assets	$808,678	$863,771	$876,322	$889,433	$881,858
Liabilities and Net Assets					
Debt	$272,345	$303,565	$314,868	$329,681	$335,173
Unamortized debt issuance costs	(2,135)	(2,409)	(2,084)	(2,298)	(1,909)
Interest payable	4,572	4,439	4,557	4,514	4,151
Distributions payable	7,872	7,499	8,098	6,795	—
Management and income incentive fees payable	3,196	3,301	3,473	3,482	2,749
Other liabilities	1,401	1,188	1,188	1,003	860
Total Liabilities	$287,251	$317,583	$330,100	$343,177	$341,024
Total Net Assets	$521,427	$546,188	$546,222	$546,256	$540,834
Total Liabilities and Net Assets	$808,678	$863,771	$876,322	$889,433	$881,858
Net Asset Value per Share	$15.00	$15.00	$15.00	$15.00	$14.85
GAAP Leverage	0.53x	0.56x	0.58x	0.61x	0.63x
GAAP debt-to-equity net[1]	0.50x	0.54x	0.56x	0.59x	0.61x
Asset coverage	288.3 %	277.3 %	271.0 %	263.5 %	259.4 %
Common shares outstanding	34,761,802	36,412,542	36,414,793	36,417,109	36,419,183

1. GAAP debt-to-equity, net is calculated as (a) total debt reduced by cash, cash equivalents and foreign currencies divided by (b) total net assets.

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Quarterly Operating Results

	Quarter Ended				
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
(Dollar amounts in 000s, except share and per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Investment Income					
Interest income	$20,016	$20,166	$21,009	$20,790	$19,471
Dividend income	368	329	446	347	308
Fee income	162	207	144	89	42
Total Investment Income	$20,546	$20,702	$21,599	$21,226	$19,821
Expenses					
Interest and other debt financing expenses	$5,269	$5,198	$5,326	$5,269	$4,897
Base management fee, net of waiver	1,917	2,009	2,128	2,165	2,122
Incentive fee, net of waiver	1,279	1,292	1,345	1,318	626
Incentive fee – capital gains	(24)	(106)	(4)	(186)	(120)
Other operating expenses	570	578	695	617	653
Total Expenses	$9,011	$8,971	$9,490	$9,183	$8,178
Net Investment Income	$11,535	$11,731	$12,109	$12,043	$11,643
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	($1,700)	$412	($895)	$106	$88
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	1,509	(1,005)	477	(1,756)	(13,760)
Net gain (loss) on investments and foreign currency transactions	($191)	($593)	($418)	($1,650)	($13,672)
Net increase/(decrease) in net assets resulting from operations	$11,344	$11,138	$11,691	$10,393	($2,029)
Per Share Data[1]					
Earnings/(loss) per weighted average share	$0.34	$0.32	$0.32	$0.29	($0.06)
Net investment income per weighted average share	$0.35	$0.34	$0.33	$0.33	$0.32
Distributions declared per share[2]	$0.35	$0.32	$0.32	$0.29	$0.09
Weighted average common shares outstanding	32,949,965	34,907,577	36,413,354	36,415,646	36,418,073

1. Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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13 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1. The 9.4% Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period and ending period NAV. Period beginning July 1, 2021 and ending March 31, 2026. The first investment in GDLC took place on July 1, 2021. These returns do not represent an actual return to any investor in GDLC. (0.1)% 3.1% 3.2% 0.2% 1.5% 1.8% 3.3% 3.4% 3.0% 3.1% 4.2% 3.4% 2.5% 2.5% 2.3% 2.1% 2.1% 1.9% (0.4)% Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 Sep-25 Dec-25 Mar-26 Avg. 2.3% Investors in GDLC have achieved a 9.4% IRR on NAV1

14 Liquidity and Capital Subscriptions Cash and Cash Equivalents – Unrestricted cash, cash equivalents and foreign currencies totaled $6.6 million as of March 31, 2026. – Restricted cash, restricted cash equivalents and restricted foreign currencies totaled $15.9 million as of March 31, 2026. Restricted cash is held pursuant to our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment under the terms of the relevant leverage facility. Capital Subscriptions – As of March 31, 2026, we had total investor capital subscriptions of $542.6 million and contributed capital of $542.6 million (100.0% called capital ratio). Debt Facilities - Availability – Deutsche Bank Credit Facility - As of March 31, 2026, subject to leverage and borrowing base restrictions, we had $114.8 million of remaining commitments and $75.2 million of availability on this $450.0 million revolving credit facility. – GC Advisors Revolver - As of March 31, 2026, we had $70.0 million of remaining commitments and availability on our $70.0 million unsecured line of credit with GC Advisors. Key Funding Vehicles1 (Dollar amounts in 000s) Funding Source Debt Commitment Outstanding Par Undrawn Commitment Reinvestment Period Stated Maturity Interest Rate Deutsche Bank Credit Facility $ 450,000 $ 335,173 $ 114,827 November 14, 2027 November 14, 2030 3-month SOFR + 1.60% GC Advisors Revolver 70,000 — 70,000 N/A October 21, 2027 Applicable Federal Rate 1. Information is presented as of March 31, 2026.

15 Common Stock and Distribution Information Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 14, 2024 January 17, 2025 January 2025 32,796,747.867 March 18, 2025 $0.1059 $3,472 February 3, 2025 February 26, 2025 February 2025 32,797,737.539 May 21, 2025 0.1197 3,925 February 3, 2025 March 17, 2025 March 2025 32,797,737.539 May 21, 2025 0.1203 3,947 Total for Quarter Ended March 31, 2025 $0.3459 $11,344 February 3, 2025 April 18, 2025 April 2025 34,761,801.645 June 17, 2025 $0.1047 $3,639 May 2, 2025 May 26, 2025 May 2025 34,763,474.274 August 20, 2025 0.1096 3,812 May 2, 2025 June 20, 2025 June 2025 34,764,208.955 August 20, 2025 0.1061 3,687 Total for Quarter Ended June 30, 2025 $0.3204 $11,138 May 2, 2025 July 18, 2025 July 2025 36,412,542.288 September 17, 2025 $0.0987 $3,593 August 1, 2025 August 26, 2025 August 2025 36,414,084.995 November 20, 2025 0.1220 4,441 August 1, 2025 September 15, 2025 September 2025 36,414,084.995 November 20, 2025 0.1004 3,657 Total for Quarter Ended September 30, 2025 $0.3211 $11,691 August 1, 2025 October 15, 2025 October 2025 36,414,793.025 December 17, 2025 $0.0988 $3,598 November 14, 2025 November 14, 2025 November 2025 36,414,793.025 January 21, 2026 0.0943 3,435 November 14, 2025 December 12, 2025 December 2025 36,416,411.785 February 18, 2026 0.0923 3,360 Total for Quarter Ended December 31, 2025 $0.2854 $10,393 November 14, 2025 January 16, 2026 January 2026 36,417,109.195 March 18, 2026 $0.0940 $3,424 February 2, 2026 February 25, 2026 February 20261 36,418,481.853 May 20, 2026 — — February 2, 2026 March 16, 2026 March 20262 36,418,481.853 May 20, 2026 — — Total for Quarter Ended March 31, 2026 $0.0940 $3,424 1. On February 2, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of February 28, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period February 1, 2026 through February 28, 2026 and the payment of this distribution is $15.00 per share. As the net asset value per share was $15.00 per share or lower, the distribution declared for the period was zero. 2. On February 2, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of March 31, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period March 1, 2026 through March 31, 2026 and the payment of this distribution is $15.00 per share. As the net asset value per share was $15.00 per share or lower, the distribution declared for the period was zero.

16 Common Stock and Distribution Information (cont’d) Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 2, 2026 April 17, 2026 April 20261 36,419,182.971 June 17, 2026 TBD TBD May 1, 2026 May 25, 2026 May 20262 TBD August 19, 2026 TBD TBD May 1, 2026 June 19, 2026 June 20263 TBD August 19, 2026 TBD TBD May 1, 2026 July 17, 2026 July 20264 TBD September 16, 2026 TBD TBD 1. On February 2, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of April 30, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period April 1, 2026 through April 30, 2026 and the payment of this distribution is $15.00 per share. 2. On May 1, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of May 31, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period May 1, 2026 through May 31, 2026 and the payment of this distribution is $15.00 per share. 3. On May 1, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of June 30, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period June 1, 2026 through June 30, 2026 and the payment of this distribution is $15.00 per share. 4. On May 1, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of July 31, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period July 1, 2026 through July 31, 2026 and the payment of this distribution is $15.00 per share.